UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 20, 2025

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 20, 2025, Valmont Industries, Inc. appointed William E. Johnson as Chief Accounting Officer.

Mr. Johnson, age 44, most recently served from July 2023 to October 2025 as Senior Vice President, Corporate Controller (principal accounting officer) of Conagra Brands, Inc., a leading branded food company, and previously as its Assistant Controller from September 2019. Mr. Johnson began his career at KPMG, serving in positions of increasing responsibilities from 2005 to 2018. He received his master’s degree in accounting from the University of Missouri-Columbia. Timothy P. Francis who has served as Chief Accounting Officer of Valmont since September 2024 will assist in the transition of duties and will shift his focus to assisting executive management of Valmont’s Infrastructure segment.

Information with respect to Mr. Johnson’s compensation is set forth on Exhibit 99.1 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1
Exhibit No.	Description
99.1	William E. Johnson Compensation Summary
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	October 24, 2025
		By:	/s/ THOMAS LIGUORI
			Name:	Thomas Liguori
			Title:	Executive Vice President and Chief Financial Officer